AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 2008
                                                     REGISTRATION NO. 333-145502

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------


                                   FORM S-3/A
                                AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                           ELITE PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)
--------------------------------------------------------------------------------
             DELAWARE                    2834                    22-3542636
         (State or other     (Primary Standard Industrial     (I.R.S. Employer
         jurisdiction of      Classification Code Number)      Identification
         incorporation or                                          Number)
          organization)
--------------------------------------------------------------------------------


                      BERNARD BERK, CHIEF EXECUTIVE OFFICER
                           ELITE PHARMACEUTICALS, INC.
                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
                          (Name, address, including zip
                code, and telephone number, including area code,
                   of registrant's principal executive offices
                             and agent for service)

                                 With copies to:

                            SCOTT H. ROSENBLATT, ESQ.
                             GARY M. EMMANUEL, ESQ.
                         REITLER BROWN & ROSENBLATT, LLC
                          800 THIRD AVENUE, 21ST FLOOR
                          NEW YORK, NEW YORK 10022-4611
                                 (212) 209-3050

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

         If  this  form  is  a  registration   statement   pursuant  to  General
Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

         If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE

                                                             Proposed      Proposed
                                             Shares of       maximum        maximum
                                            common stock     offering      aggregate
        Title of each class of                  to be        price per     offering         Amount of
     securities to be registered            registered(1)    share(2)        price       registration fee
     ---------------------------           ---------------   --------        -----       ----------------
Common Stock, par value $.01 per share       1,555,815(3)      $2.18      $3,391,676.70     $104.13(4)


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers the resale by the selling stockholders of any additional shares of our common stock which become issuable in connection with such shares because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sale price per share of shares of the common stock on the American Stock Exchange on August 10, 2007.

(3) Consists of (i) 1,313,747 shares of our common stock issuable upon conversion of outstanding shares of our Series C Preferred Stock issued in a private placement that closed on July 17, 2007 and shares of common stock issuable in satisfaction of certain Series C Preferred Stock dividend obligations; and (ii) 242,068 shares of our common stock issuable upon exercise of warrants issued in the private placement.

(4)      A filing fee of $282.44 was submitted previously.


                                   -----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.




================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.


                                   PROSPECTUS


                  SUBJECT TO COMPLETION, DATED JANUARY __, 2008




                           ELITE PHARMACEUTICALS INC.

                                  COMMON STOCK

                             ----------------------

         This is an offering (the "OFFERING") of the following shares of common stock, par value $.01 per share, of Elite Pharmaceuticals, Inc. (the "COMPANY", "ELITE", "WE", "US" or "OUR"), by the selling stockholders named in this prospectus or by pledgees, donees, transferees or other successors in interest to the selling stockholders (the "SELLING STOCKHOLDERS"):


(i) 1,313,747 shares of common stock issuable upon conversion of outstanding shares of our Series C Preferred Stock, par value $.01 per share issued in a private placement that closed on July 17, 2007 and shares of common stock issuable in satisfaction of certain Series C Preferred Stock dividend obligations;

(ii) 242,068 shares of common stock issuable upon exercise of warrants issued in the private placement;

         The common stock is listed on the American Stock Exchange under the symbol "ELI." On November 26, 2007, the closing sales price of our common stock on the American Stock Exchange was $2.00 per share.



         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                             ----------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            Other than receipt of the cash exercise price upon exercise of the warrants issued in the private placement, we will receive no proceeds from the sale of the shares of common stock sold by the Selling Stockholders.

                             ----------------------


                The date of this prospectus is January __, 2008.

                                TABLE OF CONTENTS

                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION ABOUT US...................................1

PROSPECTUS SUMMARY.............................................................1

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION.....................2

RISK FACTORS...................................................................3

USE OF PROCEEDS...............................................................11

SELLING STOCKHOLDERS..........................................................12

SUPPLEMENTAL INFORMATION REGARDING THE JULY PRIVATE PLACEMENT AND THE
SELLING STOCKHOLDERS .........................................................14

PLAN OF DISTRIBUTION..........................................................32

LEGAL MATTERS.................................................................33

EXPERTS.......................................................................33

INCORPORATION BY REFERENCE....................................................34

INFORMATION NOT REQUIRED IN PROSPECTUS......................................II-1

SIGNATURES..................................................................II-4

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US


         We file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "SEC" or "COMMISSION"). You may read and copy this information, for a copying fee, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.
Please call the SEC at 1-800-SEC-0330 for more information in its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, from the American Stock Exchange and at the web site maintained by the SEC at http://www.sec.gov.

         We have not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this prospectus or in our documents that are publicly filed with the SEC and that are incorporated in this prospectus. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this prospectus does not mean that there have not been any changes in our condition since the date of this prospectus. If you are in a jurisdiction where it is unlawful to offer the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this prospectus does not extend to you. This prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this prospectus speak only as of their date, except where they specify that other dates apply.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REFERENCES IN THIS PROSPECTUS TO THE "COMPANY," "ELITE," "ELITE PHARMACEUTICALS," "WE," "OUR," AND "US" REFER TO ELITE PHARMACEUTICALS, INC., A DELAWARE CORPORATION, TOGETHER WITH OUR SUBSIDIARIES. PLEASE SEE "INCORPORATION BY REFERENCE" FOR A DESCRIPTION OF PUBLIC FILINGS DEEMED INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. PLEASE SEE "SUPPLEMENTAL INFORMATION REGARDING THE JULY PRIVATE PLACEMENT AND THE SELLING STOCKHOLDERS" FOR ADDITIONAL INFORMATION RELATING TO THE JULY PRIVATE PLACEMENT AND THE SELLING STOCKHOLDERS.


                                   THE COMPANY

OVERVIEW

         We are a specialty pharmaceutical company principally engaged in the development and manufacture of oral, controlled release products. We develop oral, controlled release products using proprietary technology and license these products. Our strategy includes improving off-patent drug products for life cycle management and developing generic versions of controlled release drug products with high barriers to entry. Our technology is applicable to develop delayed, sustained or targeted release pellets, capsules, tablets, granules and powders.

         We have two products, Lodrane 24(R) and Lodrane 24D(R), currently being sold commercially, and a pipeline of seven drug candidates under development in the therapeutic areas that include pain management, allergy and infection. Of the products under development, ELI-216, an abuse deterrent oxycodone product and ELI-154, a once daily oxycodone product are in clinical trials and we have two generic product candidates that are undergoing pivotal studies. The addressable market for our pipeline of products exceeds $6 billion. Our facility in Northvale, New Jersey also is a Good Manufacturing Practice (GMP) and DEA registered facility for research, development and manufacturing.

         At the end of 2006, we formed, together with VGS Pharma, LLC, Novel Laboratories, Inc. ("NOVEL"), a Delaware corporation as a separate specialty pharmaceutical company for the research, development, manufacturing, licensing and acquisition of specialty generic pharmaceuticals.

         We believe that our business strategy enables us to reduce our risk by having a diverse product portfolio that includes both branded and generic products in various therapeutic categories and build collaborations and establish licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.

CORPORATE INFORMATION

         Elite Pharmaceuticals, Inc. was incorporated on October 1, 1997 under the laws of Delaware, and our wholly-owned subsidiaries, Elite Laboratories, Inc. ("ELITE LABS") and Elite Research, Inc. ("ELITE RESEARCH") were incorporated on August 23, 1990 and December 20, 2002, respectively, under the laws of Delaware.

         On October 24, 1997, Elite Pharmaceuticals merged with and into our predecessor company, Prologica International, Inc. ("PROLOGICA"), an inactive publicly held corporation formed under the laws of Pennsylvania. At the same time, Elite Labs merged with a wholly-owned subsidiary of Prologica. Following these mergers, Elite Pharmaceuticals survived as the parent of its wholly-owned subsidiary, Elite Labs.

         On September 30, 2002, we acquired from Elan Corporation, plc and Elan International Services, Ltd. (together "ELAN") Elan's 19.9% interest in Elite Research, Ltd., a Bermuda corporation ("ERL"), a joint venture formed between Elite and Elan in which our initial interest was 100% of the outstanding common stock which represented 80.1% of the outstanding capital stock. As a result of the termination of the joint venture, we owned 100% of ERL's capital stock. On December 31, 2002, ERL was merged into Elite Research, our wholly-owned subsidiary.

         Our common stock is traded on the American Stock Exchange under the symbol "ELI". The market for our stock has historically been characterized generally by low volume and broad range of prices and volume volatility. We cannot give any assurance that a stable trading market will develop for our stock.

         Our executive offices are located at 165 Ludlow Avenue, Northvale, New Jersey 07647, Phone No.: (201) 750-2646; Facsimile No.: (201) 750-2755.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         Certain information contained in or incorporated by reference into this prospectus includes forward-looking statements (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) that reflect our current views with respect to future events and financial performance. Certain factors, such as unanticipated technological difficulties, the volatile and competitive environment for drug delivery products and the development of generic drug products, changes in domestic and foreign economic, market and regulatory conditions, the inherent uncertainty of financial estimates and projections, the degree of success, if any, in concluding business partnerships or licenses with viable pharmaceutical companies, instabilities arising from terrorist actions and responses thereto, and other considerations described as "RISK FACTORS" in this prospectus could cause actual results to differ materially from those in the forward-looking statements. When used in this registration statement, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "plan", "intend", "may," "will," "expect," "believe", "could," "anticipate," "estimate," or "continue" or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE AND REFERRED BELOW, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN US AND IN ANALYZING OUR FORWARD-LOOKING STATEMENTS.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A RELATIVELY LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS.

         Although we have been in operation since 1990, we have a relatively short operating history and limited financial data upon which you may evaluate our business and prospects. In addition, our business model is likely to continue to evolve as we attempt to expand our product offerings and our presence in the generic pharmaceutical market. As a result, our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies that are attempting to move into new markets and continuing to innovate with new and unproven technologies. Some of these risks relate to our potential inability to:

         o        develop new products;

         o        obtain regulatory approval of our products;

         o manage our growth, control expenditures and align costs with revenues;

         o        attract, retain and motivate qualified personnel; and

         o        respond to competitive developments.

         If we do not effectively address the risks we face, our business model may become unworkable and we may not achieve or sustain profitability or successfully develop any products.

WE HAVE NOT BEEN PROFITABLE AND EXPECT FUTURE LOSSES.

         To date, we have not been profitable, and since our inception in 1990, we have not generated any significant revenues. We may never be profitable or, if we become profitable, we may be unable to sustain profitability. We have sustained losses in each year since our incorporation in 1990. We incurred net losses of $11,803,512, $6,883,914, $5,906,890, $6,514,217 and $4,061,422, for
the years ended March 31, 2007, 2006, 2005, 2004 and 2003, respectively. We expect to realize significant losses for the current year of operation and to continue to incur losses until we are able to generate sufficient revenues to support our operations and offset operating costs.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FINANCING NEEDED FOR THE EXPENDITURES FOR THE DEVELOPMENT AND COMMERCIALIZATION OF OUR DRUG PRODUCTS, IT WOULD IMPAIR OUR ABILITY TO CONTINUE TO MEET OUR BUSINESS OBJECTIVES.

         We continue to require additional financing to ensure that we will be able to meet our expenditures to develop and commercialize our products. In particular, in order to maintain our investment in our joint venture in Novel, we are required to make a substantial investment of up to an additional $20,000,000. If we fail to meet this financing requirement, VGS, our co-venturer in Novel, may exercise a purchase right that would result in significant dilution of our interest in Novel.

         We do not have committed external sources of funding and may not be able to obtain any additional funding, especially if volatile market conditions persist for biotechnology companies. We believe our existing cash resources, including the gross proceeds of $20 million raised in the private placement of our Series C Preferred Stock that closed on April 24, 2007 and July 17, 2007, is sufficient to meet our cash requirements for the next six months.

         Other possible sources of the required financing are income from product sales or sales of market rights, distributions from Novel, income from co-development or partnering arrangements and the cash exercise of warrants and options that are currently outstanding. No representation can be made that we will be able to obtain such revenue or additional financing or if obtained it will be on favorable terms, or at all. No assurance can be given that any offering if undertaken will be successfully concluded or that if concluded the proceeds will be material. Our inability to obtain additional financing when needed would impair our ability to continue our business.

         If any future financing involves the further sale of our securities, our then-existing stockholders' equity could be substantially diluted. On the other hand, if we incurred debt, we would be subject to risks associated with indebtedness, including the risk that interest rates might fluctuate and cash flow would be insufficient to pay principal and interest on such indebtedness.

SUBSTANTIALLY ALL OF OUR PRODUCT CANDIDATES ARE AT AN EARLY STAGE OF DEVELOPMENT AND ONLY A PORTION OF THESE ARE IN CLINICAL DEVELOPMENT.

         Other than ELI-154 which is in Phase I clinical development and ELI-216 which is in Phase II clinical development, our five other product candidates are still at an early stage of development. We do not have any products that are commercially available other than Lodrane 24(R) and Lodrane 24D(R). We will need to perform additional development work for all of our product candidates in our pipeline before we can seek the regulatory approvals necessary to begin commercial sales.

IF WE ARE UNABLE TO SATISFY REGULATORY REQUIREMENTS, WE MAY NOT BE ABLE TO COMMERCIALIZE OUR PRODUCT CANDIDATES.

         We need FDA approval prior to marketing our product candidates in the United States of America. If we fail to obtain FDA approval to market our product candidates, we will be unable to sell our product candidates in the United States of America and we will not generate revenue from the sale of such products.

         This regulatory review and approval process, which includes evaluation of preclinical studies and clinical trials of our product candidates is lengthy, expensive and uncertain. To receive approval, we must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that our product candidates are both safe and effective for each indication where approval is sought. Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the pharmaceutical product. We cannot predict if or when we might submit for regulatory approval any of our product candidates currently under development. Any approvals we may obtain may not cover all of the clinical indications for which we are seeking approval. Also, an approval might contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use.

         The FDA has substantial discretion in the approval process and may either refuse to file our application for substantive review or may form the opinion after review of our data that our application is insufficient to allow approval of our product candidates. If the FDA does not file or approve our application, it may require that we conduct additional clinical, preclinical or manufacturing validation studies and submit that data before it will reconsider our application. Depending on the extent of these or any other studies, approval of any applications that we submit may be delayed by several years, or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to make our applications approvable. If any of these outcomes occur, we may be forced to abandon our applications for approval, which might cause us to cease operations.

         We will also be subject to a wide variety of foreign regulations governing the development, manufacture and marketing of our products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be obtained prior to manufacturing or marketing the product in those countries. The approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval. We cannot assure you that clinical trials conducted in one country will be accepted by other countries or that approval in one country will result in approval in any other country.

BEFORE WE CAN OBTAIN REGULATORY APPROVAL, WE NEED TO SUCCESSFULLY COMPLETE CLINICAL TRIALS, OUTCOMES OF WHICH ARE UNCERTAIN.

         In order to obtain FDA approval to market a new drug product, we must demonstrate proof of safety and effectiveness in humans. To meet these requirements, we must conduct extensive preclinical testing and "adequate and well-controlled" clinical trials. Conducting clinical trials is a lengthy, time consuming, and expensive process. Completion of necessary clinical trials may take several years or more. Delays associated with products for which we are directly conducting preclinical or clinical trials may cause us to incur additional operating expenses. The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

         o ineffectiveness of our product candidate or perceptions by physicians that the product candidate is not safe or effective for a particular indication;

         o inability to manufacture sufficient quantities of the product candidate for use in clinical trials;

         o delay or failure in obtaining approval of our clinical trial protocols from the FDA or institutional review boards;

         o        slower  than   expected  rate  of  patient   recruitment   and
                  enrollment;

         o inability to adequately follow and monitor patients after treatment;

         o        difficulty in managing multiple clinical sites;

         o        unforeseen safety issues;

         o        government or regulatory delays; and

         o clinical trial costs that are greater than we currently anticipate.

         Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Negative or inconclusive results or adverse medical events during a clinical trial could cause us to repeat or terminate a clinical trial or require us to conduct additional trials. We do not know whether our existing or any future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. Our clinical trials may be suspended at any time for a variety of reasons, including if the FDA or we believe the patients participating in our trials are exposed to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

         Failures or perceived failures in our clinical trials will directly delay our product development and regulatory approval process, damage our business prospects, make it difficult for us to establish collaboration and partnership relationships, and negatively affect our reputation and competitive position in the pharmaceutical community.

         Because of these risks, our research and development efforts may not result in any commercially viable products. Any delay in, or termination of, our preclinical or clinical trials will delay the filing of our drug applications with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. If a significant portion of these development efforts are not successfully completed, required regulatory approvals are not obtained or any approved products are not commercially successful, our business, financial condition, and results of operations may be materially harmed.

IF OUR COLLABORATION OR LICENSE ARRANGEMENTS ARE UNSUCCESSFUL, OUR REVENUES AND PRODUCT DEVELOPMENT MAY BE LIMITED.

         We have entered into several collaboration and licensing arrangements for the development of generic products. However, there can be no assurance that any of these agreements will result in FDA approvals, or that we will be able to market any such finished products at a profit. Collaboration and licensing arrangements pose the following risks:

         o collaborations and licensee arrangements may be terminated, in which case we will experience increased operating expenses and capital requirements if we elect to pursue further development of the product candidate;

         o collaborators and licensees may delay clinical trials and prolong clinical development, under-fund a clinical trial program, stop a clinical trial or abandon a product candidate;

         o expected revenue might not be generated because milestones may not be achieved and product candidates may not be developed;

         o collaborators and licensees could independently develop, or develop with third parties, products that could compete with our future products;

         o        the   terms  of  our   contracts   with   current   or  future
                  collaborators and licensees may not be favorable to us in the future;

         o a collaborator or licensee with marketing and distribution rights to one or more of our products may not commit enough resources to the marketing and distribution of our products, limiting our potential revenues from the commercialization of a product;

         o disputes may arise delaying or terminating the research, development or commercialization of our product candidates, or result in significant and costly litigation or arbitration; and

         o one or more third party developers could obtain approval for a similar product prior to the collaborator or licensee resulting in unforeseen price competition in connection with the development product.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND AVOID CLAIMS THAT WE INFRINGED ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, OUR ABILITY TO CONDUCT BUSINESS MAY BE IMPAIRED.

         Our success depends on our ability to protect our current and future products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours.

         We currently hold five patents, have two patents pending and we intend to file further patent applications in the future. With respect to our pending patents, we cannot be certain that these applications will result in the issuance of patents. If patents are issued, third parties may sue us to challenge such patent protection, and although we know of no reason why they should prevail, it is possible that they could. It is likewise possible that our patent rights may not prevent or limit our present and future competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

         In addition, we may be required to obtain licenses to patents, or other proprietary rights of third parties, in connection with the development and use of our products and technologies as they relate to other persons' technologies. At such time as we discover a need to obtain any such license, we will need to establish whether we will be able to obtain such a license on favorable terms. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of our products.

         We rely particularly on trade secrets, unpatented proprietary expertise and continuing innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. We cannot provide assurance that these agreements will not be breached or circumvented. We also cannot be certain that there will be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. We cannot be sure that our trade secrets and proprietary technology will not otherwise become known or be independently developed by our competitors or, if patents are not issued with respect to products arising from research, that we will be able to maintain the confidentiality of information relating to these products. In addition, efforts to ensure our intellectual property rights can be costly, time-consuming and/or ultimately unsuccessful.

LITIGATION IS COMMON IN OUR INDUSTRY, PARTICULARLY THE GENERIC PHARMACEUTICAL INDUSTRY, AND CAN BE PROTRACTED AND EXPENSIVE AND COULD DELAY AND/OR PREVENT ENTRY OF OUR PRODUCTS INTO THE MARKET, WHICH, IN TURN, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Litigation concerning patents and proprietary rights can be protracted and expensive. Companies that produce brand pharmaceutical products routinely bring litigation against applicants that seek FDA approval to manufacture and market generic forms of their branded products. These companies allege patent infringement or other violations of intellectual property rights as the basis for filing suit against an applicant. Likewise, other patent holders may bring patent infringement suits against us alleging that our products, product candidates and technologies infringe upon intellectual property rights. Litigation often involves significant expense and can delay or prevent introduction or sale of our products.

         There may also be situations where we use our business judgment and decide to market and sell products, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts. The risk involved in doing so can be substantial because the remedies available to the owner of a patent for infringement include, among other things, damages measured by the profits lost by the patent owner and not by the profits earned by the infringer. In the case of a willful infringement, the definition of which is subjective, such damages may be trebled. Moreover, because of the discount pricing typically involved with bioequivalent products, patented brand products generally realize a substantially higher profit margin than bioequivalent products. An adverse decision in a case such as this or in other similar litigation could have a material adverse effect on our business, financial position and results of operations and could cause the market value of our common stock to decline.

THE PHARMACEUTICAL INDUSTRY IS HIGHLY COMPETITIVE AND SUBJECT TO RAPID AND SIGNIFICANT TECHNOLOGICAL CHANGE, WHICH COULD IMPAIR OUR ABILITY TO IMPLEMENT OUR BUSINESS MODEL.

         The pharmaceutical industry is highly competitive, and we may be unable to compete effectively. In addition, it is undergoing rapid and significant technological change, and we expect competition to intensify as technical advances in each field are made and become more widely known. An increasing number of pharmaceutical companies have been or are becoming interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. We expect that competition in the field of drug delivery will increase in the future as other specialized research and development companies begin to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do. Such companies may develop new formulations and products, or may improve existing ones, more efficiently than we can. Our success, if any, will depend in part on our ability to keep pace with the changing technology in the fields in which we operate.

         As we expand our presence in the generic pharmaceuticals market through our joint venture, Novel, its product candidates may face intense competition from brand-name companies that have taken aggressive steps to thwart competition from generic companies. In particular, brand-name companies continue to sell or license their products directly or through licensing arrangements or strategic alliances with generic pharmaceutical companies (so-called "authorized generics"). No significant regulatory approvals are required for a brand-name company to sell directly or through a third party to the generic market, and brand-name companies do not face any other significant barriers to entry into such market. In addition, such companies continually seek to delay generic introductions and to decrease the impact of generic competition, using tactics which include:

         o        obtaining   new  patents  on  drugs  whose   original   patent
                  protection is about to expire;

         o filing patent applications that are more complex and costly to challenge;

         o filing suits for patent infringement that automatically delay approval of the FDA;

         o filing citizens' petitions with the FDA contesting approval of the generic versions of products due to alleged health and safety issues;

         o        developing   controlled-release  or  other   "next-generation"
                  products, which often reduce demand for the generic version of the existing product for which we may be seeking approval;

         o        changing product claims and product labeling;

         o developing and marketing as over-the-counter products those branded products which are about to face generic competition; and

         o        making  arrangements  with managed care companies and insurers
                  to  reduce  the  economic   incentives  to  purchase   generic
                  pharmaceuticals.

         These strategies may increase the costs and risks associated with our efforts to introduce our generic products under development and may delay or prevent such introduction altogether.

IF OUR PRODUCT CANDIDATES DO NOT ACHIEVE MARKET ACCEPTANCE AMONG PHYSICIANS, PATIENTS, HEALTH CARE PAYORS AND THE MEDICAL COMMUNITY, THEY WILL NOT BE COMMERCIALLY SUCCESSFUL AND OUR BUSINESS WILL BE ADVERSELY AFFECTED.

         The degree of market acceptance of any of our approved product candidates among physicians, patients, health care payors and the medical community will depend on a number of factors, including:

         o        acceptable evidence of safety and efficacy;

         o        relative convenience and ease of administration;

         o        the prevalence and severity of any adverse side effects;

         o        availability of alternative treatments;

         o        pricing and cost effectiveness;

         o        effectiveness of sales and marketing strategies; and

         o        ability  to  obtain   sufficient   third-party   coverage   or
                  reimbursement.

         If we are unable to achieve market acceptance for our product candidates, then such product candidates will not be commercially successful and our business will be adversely affected.

WE ARE DEPENDENT ON A SMALL NUMBER OF SUPPLIERS FOR OUR RAW MATERIALS, AND ANY DELAY OR UNAVAILABILITY OF RAW MATERIALS CAN MATERIALLY ADVERSELY AFFECT OUR ABILITY TO PRODUCE PRODUCTS.

         The FDA requires identification of raw material suppliers in applications for approval of drug products. If raw materials were unavailable from a specified supplier, FDA approval of a new supplier could delay the manufacture of the drug involved. In addition, some materials used in our products are currently available from only one supplier or a limited number of suppliers.

         Further, a significant portion of our raw materials may be available only from foreign sources. Foreign sources can be subject to the special risks of doing business abroad, including:

         o greater possibility for disruption due to transportation or communication problems;

         o the relative instability of some foreign governments and economies;

         o interim price volatility based on labor unrest, materials or equipment shortages, export duties, restrictions on the transfer of funds, or fluctuations in currency exchange rates; and

         o uncertainty regarding recourse to a dependable legal system for the enforcement of contracts and other rights.

         In addition, recent changes in patent laws in certain foreign jurisdictions (primarily in Europe) may make it increasingly difficult to obtain raw materials for research and development prior to expiration of applicable United States or foreign patents. Any delay or inability to obtain raw materials on a timely basis, or any significant price increases that cannot be passed on to customers, can materially adversely affect our ability to produce products. This can materially adversely affect our business and operations.

EVEN AFTER REGULATORY APPROVAL, WE WILL BE SUBJECT TO ONGOING SIGNIFICANT REGULATORY OBLIGATIONS AND OVERSIGHT.

         Even if regulatory approval is obtained for a particular product candidate, the FDA and foreign regulatory authorities may, nevertheless, impose significant restrictions on the indicated uses or marketing of such products, or impose ongoing requirements for post-approval studies. Following any regulatory approval of our product candidates, we will be subject to continuing regulatory obligations, such as safety reporting requirements, and additional post-marketing obligations, including regulatory oversight of the promotion and marketing of our products. If we become aware of previously unknown problems with any of our product candidates here or overseas or our contract manufacturers' facilities, a regulatory agency may impose restrictions on our products, our contract manufacturers or on us, including requiring us to reformulate our products, conduct additional clinical trials, make changes in the labeling of our products, implement changes to or obtain re-approvals of our contract manufacturers' facilities or withdraw the product from the market. In addition, we may experience a significant drop in the sales of the affected products, our reputation in the marketplace may suffer and we may become the target of lawsuits, including class action suits. Moreover, if we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. Any of these events could harm or prevent sales of the affected products or could substantially increase the costs and expenses of commercializing and marketing these products.

IF KEY PERSONNEL WERE TO LEAVE US OR IF WE ARE UNSUCCESSFUL IN ATTRACTING QUALIFIED PERSONNEL, OUR ABILITY TO DEVELOP PRODUCTS COULD BE MATERIALLY HARMED.

         Our success depends in large part on our ability to attract and retain highly qualified scientific, technical and business personnel experienced in the development, manufacture and marketing of oral, controlled release drug delivery systems and generic products. Our business and financial results could be materially harmed by the inability to attract or retain qualified personnel.

IF WE WERE SUED ON A PRODUCT LIABILITY CLAIM, AN AWARD COULD EXCEED OUR INSURANCE COVERAGE AND COST US SIGNIFICANTLY.


         The design, development and manufacture of our products involve an inherent risk of product liability claims. We have procured product liability insurance; however, a successful claim against us in excess of the policy limits could be very expensive to us, damaging our financial position. The amount of our insurance coverage, which has been limited due to our limited financial resources, may be materially below the coverage maintained by many of the other companies engaged in similar activities. To the best of our knowledge, no product liability claim has been made against us as of December 31, 2007.


                        RISKS RELATED TO OUR COMMON STOCK

FUTURE  SALES OF OUR COMMON  STOCK  COULD  LOWER THE MARKET  PRICE OF OUR COMMON
STOCK.

         Sales of substantial amounts of our shares in the public market could harm the market price of our common stock, even if our business is doing well. A significant number of shares of our common stock are eligible for sale in the public market under SEC Rule 144 subject in some cases to volume and other limitations. In addition, we have recently filed a registration statement for the resale of 6,465,504 shares of common stock issuable upon conversion of outstanding shares of our Series C Preferred Stock issued in the private placement that closed on April 24, 2007, 4,187,643 shares of common stock issuable in satisfaction of certain Series C Preferred Stock dividend obligations and 2,133,606 shares of common stock issuable upon exercise of warrants issued in the private placement and a registration statement for the resale of 957,396 shares of common stock and 478,698 shares of common stock issuable upon the exercise of warrants issued to VGS Pharma, LLC, an affiliate of Veerappan Subramanian, one of our directors and acting Chief Scientific Officer and 1,750,000 shares of common stock issuable upon the exercise of options granted to Dr. Subramanian.

         In addition, pursuant hereto, we are registering the resale of:


         o 1,313,747 shares of common stock issuable upon conversion of outstanding shares of our Series C Preferred Stock issued in the private placement that closed on July 17, 2007 and shares of common stock issuable in satisfaction of certain Series C Preferred Stock dividend obligations; and

         o 242,068 shares of common stock issuable upon exercise of warrants issued in the private placement.


         Due to the foregoing factors, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

OUR STOCK PRICE HAS BEEN VOLATILE AND MAY FLUCTUATE IN THE FUTURE.

         There has been significant volatility in the market prices for publicly traded shares of pharmaceutical companies, including ours. For the twelve months ended December 31, 2007, the closing sale price on the American Stock Exchange of our common stock fluctuated from a high of $2.75 per share to a low of $1.95 per share. The per share price of our common stock may not remain at or exceed current levels. The market price for our common stock, and for the stock of pharmaceutical companies generally, has been highly volatile. The market price of our common stock may be affected by:


         o        Results of our clinical trials;

         o Approval or disapproval of abbreviated new drug applications or new drug applications;

         o Announcements of innovations, new products or new patents by us or by our competitors;

         o        Governmental regulation;

         o        Patent or proprietary rights developments;

         o        Proxy contests or litigation;

         o News regarding the efficacy of, safety of or demand for drugs or drug technologies;

         o Economic and market conditions, generally and related to the pharmaceutical industry;

         o        Healthcare legislation;

         o        Changes in third-party reimbursement policies for drugs; and

         o        Fluctuations in our operating results.

THE FAILURE TO MAINTAIN THE AMERICAN STOCK EXCHANGE LISTING OF THE COMMON STOCK WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE MARKET FOR OUR COMMON STOCK AND OUR MARKET PRICE.

         On January 4, 2006, we received a letter from the American Stock Exchange ("AMEX") notifying us that, based on our unaudited financial statements as of September 30, 2005, we were not in compliance with the continued listing standards set forth in the AMEX Company Guide in that under one listing standard our shareholders' equity is less than $4,000,000 and we had losses from continuing operations and/or net losses in three of our four most recent fiscal years and under another listing standard our shareholders' equity is less than $6,000,000 and we had losses from continuing operations and/or net losses in our five most recent fiscal years. At the request of AMEX, we submitted a plan on February 3, 2006 advising AMEX of action, we had taken, and will take, to bring ourselves in compliance with the continued listing standards within a maximum of 18 months from January 4, 2006. On March 15, 2006, we completed a private placement of our Series B Preferred Stock and warrants to purchase common stock. We received $10,000,000 in gross proceeds from the private placement. On March 21, 2006, we submitted an update to the plan we had previously submitted on February 6, 2006. Upon notice of the March 2006 private placement and the acceptance of the updated plan. AMEX allowed us to maintain our AMEX listing, subject to periodic review of the our progress by the AMEX staff. If we are not in compliance with the continued listing standards, AMEX may then initiate delisting proceedings. The failure to maintain listing of our common stock on AMEX will have an adverse effect on the market and the market price for our common stock.

THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK OR OUR PREFERRED STOCK COULD MAKE A CHANGE OF CONTROL MORE DIFFICULT TO ACHIEVE.

         The issuance of additional shares of our common stock or the issuance of shares of an additional series of preferred stock could be used to make a change of control of us more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to or frustrate persons seeking to cause a takeover or to gain control of us. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of our stockholders. It might also have the effect of discouraging an attempt by another person or entity through the acquisition of a substantial number of shares of our common stock to acquire control of us with a view to consummating a merger, sale of all or part of our assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

IF PENNY STOCK REGULATIONS BECOME APPLICABLE TO OUR COMMON STOCK THEY WILL IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK AND THE ABILITY OF OUR STOCKHOLDERS TO SELL SHARES OF OUR STOCK COULD BE IMPAIRED.

         The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Exceptions include equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require that prior to any transaction involving a penny stock, a risk of disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. Our common stock is currently trading at under $5.00 per share. Although we currently fall under one of the exceptions, if at a later time we fail to meet one of the exceptions, our common stock will be considered a penny stock. As such the market liquidity for our common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

           You should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

         o Control of the market for the security by one or a few broker-dealers;

         o        "Boiler room" practices involving high-pressure sales tactics;

         o        Manipulation  of  prices  through   prearranged   matching  of
                  purchases and sales;

         o        The release of misleading information;

         o Excessive and undisclosed bid-ask differentials and markups by selling broker- dealers; and

         o Dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

         We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW MAY DETER A THIRD PARTY FROM ACQUIRING US.

         Section 203 of the Delaware General Corporation Law prohibits a merger with a 15% shareholder within three years of the date such shareholder acquired 15%, unless the merger meets one of several exceptions. The exceptions include, for example, approval by the holders of two-thirds of the outstanding shares (not counting the 15% shareholder), or approval by the Board prior to the 15% shareholder acquiring its 15% ownership. This provision makes it difficult for a potential acquirer to force a merger with or takeover of us, and could thus limit the price that certain investors might be willing to pay in the future for shares of our common stock.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by the Selling Stockholders pursuant to this prospectus.

         A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the Selling Stockholders would pay us the exercise price of the warrants, as applicable. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Stockholder upon any exercise of the warrants. Any proceeds from the exercise of the warrants will be used for working capital.

                              SELLING STOCKHOLDERS

         On July 17, 2007 we issued 5,000 shares of Series C Preferred Stock convertible into 2,155,167 shares of our common stock and warrants to purchase 711,199 shares of our common stock in a private placement (the "JULY PRIVATE PLACEMENT"). Pursuant to the registration rights agreement related to such private placement, we agreed to file, at our expense, a registration statement, of which this prospectus is a part, with the SEC to register for resale, from time to time, the 2,155,167 shares of our common stock issuable upon conversion of the shares of Series C Preferred Stock, 1,353,756 shares of our common stock issuable in satisfaction of certain Series C Preferred Stock dividend obligations, and 711,199 shares of our common stock issuable upon exercise of the warrants issued in the private placement.

         Of these shares, we are registering 806,896 shares of our common stock issuable upon conversion of shares of Series C Preferred Stock, 506,851 shares of our common stock issuable in satisfaction of certain Series C Preferred Stock dividend obligations, and 242,068 shares of our common stock issuable upon exercise of warrants, to permit the Selling Stockholders to offer these shares for resale from time to time. The Selling Stockholders may sell all, some or none of the shares covered by this prospectus. For more information, see the section of this prospectus entitled "PLAN OF DISTRIBUTION." Please see "Supplemental Information Regarding the July Private Placement and the Selling Stockholders" for additional information relating to the July Private Placement and the Selling Stockholders.

         The table below presents information as of January 2, 2008, regarding the Selling Stockholders and the shares of our common stock that they may offer and sell from time to time under this prospectus. The information is based on information provided by or on behalf of the Selling Stockholders. Except as noted in the footnotes, no Selling Stockholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates. The table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders. Except as indicated below the Selling Stockholders have sole voting and investment power with their respective shares.

                                                                       SHARES BENEFICIALLY OWNED
                                                                            AFTER OFFERING
                                 NUMBER OF
                                  SHARES
                               BENEFICIALLY
   NAME OF SELLING            OWNED PRIOR TO         NUMBER OF        NUMBER OF      PERCENTAGE
    STOCKHOLDER(1)               OFFERING         SHARES OFFERED     SHARES(2)      OF CLASS(3)
Consonance Capital
Master Account LP(4)           724,717(5)           724,717(5)           0                 0

Midsummer
Investment Ltd.(6)           2,640,431(7)          831,098(8)       1,809,333           7.8%

(1) Selling Stockholders means the persons listed in the table above, as well as the pledgees, assignees or other successors in interest to the Selling Stockholders.


(2) Assumes that the Selling Stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. The Selling Stockholders are not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

(3) The percentage of common stock beneficially owned is based on 21,299,667 shares of common stock (excluding 100,000 treasury shares) outstanding on July 17, 2007. Notwithstanding the inclusion of the warrants and Series B and Series C Preferred Stock beneficially owned by the referenced investors in the beneficial ownership calculation, the warrants and Series B and Series C Preferred Stock provide that the holder of the warrants and Series B and Series C Preferred Stock, as applicable, shall not have the right to exercise any portion of the warrants and Series B and Series C Preferred Stock, respectively, and we shall not effect any exercise of such warrants and Series B and Series C Preferred Stock, as applicable, to the extent that after giving effect to such issuance after exercise such holder of the warrants and Series B and Series C Preferred Stock, as applicable, together with his, her or its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance. Such 4.99% limitation may be waived by each holder upon not less than 61 days prior notice to change such limitation to 9.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance.


(4)      Mr. Mitchell J. Blutt has the power to vote or dispose of the shares.

(5) Consists of 375,862 shares of common stock issuable upon conversion of shares of Series C Preferred Stock, 236,097 dividend shares and 112,758 shares of common stock issuable upon exercise of warrants.

(6) Midsummer Capital, LLC is the investment advisor to Midsummer Investment, Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our common stock owned by Midsummer
         Investment, Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority.

(7) Consists of 1,612,367 shares of common stock issuable upon conversion of shares of Series C Preferred Stock, 270,754 dividend shares and 757,310 shares of common stock issuable upon exercise of warrants. Does not include any shares of common stock issuable in satisfaction of certain Series B Preferred Stock dividend obligations from the March 15, 2006 private placement.

(8) Consists of 431,034 shares of common stock issuable upon conversion of shares of Series C Preferred Stock, 270,754 dividend shares and 129,310 shares of common stock issuable upon exercise of warrants.

                       SUPPLEMENTAL INFORMATION REGARDING
             THE JULY PRIVATE PLACEMENT AND THE SELLING STOCKHOLDERS


DESCRIPTION OF THE JULY PRIVATE PLACEMENT

         In the July Private Placement, we sold, through Oppenheimer & Company, Inc., the placement agent ("PLACEMENT AGENT"), the remaining 5,000 shares of our Series C Preferred Stock, at a price of $1,000 per share, each share convertible (at $2.32 per share) into 431.0345 shares of our common stock, or an aggregate of 2,155,167 shares of our common stock. Purchasers of the Series C Preferred Stock (the "INVESTORS") also acquired warrants to purchase shares of common stock (the "WARRANTS"), exercisable on or prior to July 17, 2012. The Warrants represent the right to purchase shares of our common stock in an amount equal to 30% of the aggregate number of shares of common stock into which the Series C Preferred Stock purchased by the Investors may be converted as of the date of issuance, or an aggregate of 646,544 shares of common stock, at an exercise price of $3.00 per share. If at any time after one year from the date of issuance of the Warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Warrants by the holder of such Warrants, then the Warrants may also be exercised at such time by means of a "cashless exercise."

         The private placement of the Series C Preferred Stock and the Warrants was made pursuant to a Securities Purchase Agreement, dated as of July 17, 2007 (the "PURCHASE AGREEMENT"), between us and the Investors. For so long as the Series C Preferred Stock is outstanding, if at any time we issue common stock or securities convertible or exercisable for common stock, the holders of the Series C Preferred Stock will have preemptive rights to purchase their pro rata share of the common stock or securities convertible or exercisable for common stock on the same terms, conditions and price provided for in such issuance; provided, that this right is subject to exceptions as set forth in the Purchase Agreement.

         The gross proceeds of the July Private Placement were $5,000,000 before payment of $350,000 in commissions to the Placement Agent and its selected dealers and $18,000 in expenses incurred by the Placement Agent and its selected dealers. Pursuant to the placement agent agreement, we issued to the Placement Agent and its designees warrants (the "PLACEMENT WARRANTS") to purchase an aggregate of 64,655 shares of common stock. Such Placement Warrants are at an exercise price of $3.00 per share, exercisable on or prior to July 17, 2012.

         Pursuant to the Registration Rights Agreement, dated as of July 17, 2007 (the "REGISTRATION RIGHTS AGREEMENT"), holders of the Series C Preferred Stock are provided demand and piggy-back registration rights at our expense. We have filed the registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended (the "ACT" or "SECURITIES ACT"), to register the resale of the shares of common stock (the "REGISTRABLE SECURITIES") issuable upon conversion of the Series C Preferred Stock, upon exercise of the Warrants, and as payment of dividends on the Series C Preferred Stock within

30 days of the closing of the private placement (the "FILING DATE") as set forth in the Registration Rights Agreement, subject to limitations based on written, oral, or other guidance provided by the Commission otherwise limiting the securities which may be included in the registration statement ("SEC GUIDANCE"). Subject to SEC Guidance, if (i) the Initial Registration Statement (as defined in the Registration Rights Agreement) is not filed on or prior to its Filing Date (as defined in the Registration Rights Agreement); (ii) as to 7,000,000 of the Registrable Securities, subject to certain adjustments (collectively, the "INITIAL SHARES"), a registration statement registering for resale all of the Initial Shares is not declared effective by the SEC by November 13, 2007 (or December 13, 2007 in the case of a "full review" by the SEC of the Initial Registration Statement); or (iii) all of the Registrable Securities, other than the Initial Shares, are not registered for resale pursuant to one or more effective Registration Statements on or before February 28, 2008, (any such failure or breach being referred to as an "EVENT", and the date on which such Event occurs, the "EVENT DATE"), then, in addition to any other rights the holders of Registrable Securities may have under the registration statement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, we have agreed to pay to each holder of Registrable Securities an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such holder (calculated as if all convertible securities had been fully converted). In no event will we be liable for liquidated damages under the Registration Rights Agreement (1) with respect to any Warrants or shares of common stock issuable upon exercise of the Warrants; and (2) in excess of 1.5% of the Subscription Amount (as defined in the Purchase Agreement) in any 30-day period. In addition, the maximum aggregate liquidated damages payable to a holder of Registrable Securities under the Registration Rights Agreement shall be 15% of the aggregate Subscription Amount paid by such holder.

         Each of the Investors has represented that it is an "ACCREDITED INVESTOR" and has agreed that the securities issued in the July Private Placement are to bear a restrictive legend against resale without registration under the Act. The Series C Preferred Stock and Warrants were sold by us pursuant to the exemption from registration afforded by Section 4(2) of the Act and Regulation D thereunder.

         The rights and preferences of the Series C Preferred Stock are governed by the Certificate of Designations, Preferences and Rights of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on April 24, 2007, as amended by the Certificate of Correction of the Certificate of Designations, Preferences and Rights of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on April 25, 2007 (the "CERTIFICATE OF DESIGNATIONS"). Pursuant to the Purchase Agreement, the Series C Preferred Stock purchased by the Investors in the July Private Placement are to accrue dividends, commencing on July 17, 2007, at the rate of 8% per annum on their purchase price of $1,000 per share (increasing to 15% per annum after April 24, 2009) payable quarterly on January 1, April 1, July 1 and October 1, payable in cash or shares of common stock, which will be valued solely for such purpose at 95% of the average Volume-Weighted Average Price ("VWAP") (as defined in the Certificate of Designations) for the 20 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date, in accordance with the terms of the Certificate of Designations. Any dividends, whether paid in cash or shares of common stock, that are not paid within five trading days, following a dividend payment date, shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the dividend payment date through and including the date of payment). No payment or dividends may be payable on common stock or any other capital stock ranked junior to the Series C Preferred Stock prior to the satisfaction of the dividend obligation on the Series C Preferred Stock.

         Each share of Series C Preferred Stock will be entitled to a preference equal to the per share purchase price ($1,000 subject to adjustment) plus any accrued but unpaid dividends thereon and any other fees or liquidated damages owing thereon upon our liquidation, dissolution or winding-up, whether voluntary or involuntary ("LIQUIDATION"), which preference ranks PARI PASSU with our Series B 8% Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED STOCK" and together with the Series C Preferred Stock, the "PREFERRED STOCK") and senior to any other capital stock ranked junior to the Series C Preferred Stock. A Fundamental Transaction (as defined in the Certificate of Designations) or Change of Control Transaction (as defined in the Certificate of Designations) will not be deemed a Liquidation under the Certificate of Designations.

         The holders of Series C Preferred Stock will not have any voting rights except as specifically provided in the Certificate of Designations or as required by law. However, as long as any shares of Series C Preferred Stock are outstanding, we will not, without the prior affirmative vote of holders of at least 70% of the then outstanding shares of the Series C Preferred Stock and our Series B Preferred Stock collectively, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designations; (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise PARI PASSU with the Preferred Stock; (iii) amend our certificate of incorporation, by-laws or other charter documents in any manner that adversely affects any rights of the holders of the Preferred Stock; (iv) increase the authorized number of shares of Preferred Stock; (v) other than Permitted Indebtedness (as defined in the Certificate of Designations), until April 24, 2010, incur any indebtedness for borrowed money of any kind; (vi) other than Permitted Liens (as defined in the Certificate of Designations), until April 24, 2010, incur any liens of any kind; (vii) repay or repurchase other than more than a DE MINIMIS number of shares of common stock or securities convertible or exchangeable into common stock, other than as permitted by the Certificate of Designations; (viii) pay cash dividends or distributions on any of our securities junior to the Preferred Stock; or (ix) enter into any agreement or understanding with respect to the foregoing. Notwithstanding the above, the Registrant may issue any security issued in connection with a Strategic Transaction (as defined in the Certificate of Designations) that ranks as to dividends, redemption or distribution of assets upon a Liquidation PARI PASSU with or junior to the Preferred Stock without the prior affirmative vote of holders of at least 70% of the then outstanding shares of Preferred Stock.

         Each share of Series C Preferred  Stock is initially  convertible  into
431.0345 shares of common stock. The conversion price per share for the Series C Preferred Stock is equal to $2.32, subject to adjustment for certain events, including dividends, stock splits, combinations and the sale of common stock or securities convertible into or exercisable for common stock at a price less than the then applicable conversion price. If we do not meet our share delivery requirements set forth in the Certificate of Designations, the holders of Preferred Stock shall be entitled to
(i) liquidated damages, payable in cash; and (ii) cash equal to the amount by which the cost of the shares of common stock such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) for delivery in satisfaction of a sale by such holder of the shares of common stock issuable upon conversion of such holder's Series C Preferred Stock which such holder was entitled to receive upon the conversion at issue exceeds the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

         We may force conversion of our Series C Preferred Stock in the event that we provide written notice to the holders of the Series C Preferred Stock that the VWAP for each 20 consecutive trading day period during a Threshold Period (as defined in the Certificate of Designations) of common stock exceeded $5.38 (subject to adjustment) and the average volume the trading days during such Threshold Period exceed 50,000 shares of common stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like).

         Upon the occurrence of certain Triggering Events (as defined in the Certificate of Designations) each holder of the Series C Preferred Stock shall have the right, exercisable at the sole option of such holder, to require us to redeem each share of such holder's Series C Preferred Stock for cash in an amount equal to 130% of the stated value, all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the Series C Preferred Stock (the "TRIGGERING REDEMPTION AMOUNT"); provided, however, that each Investor has waived its right, pursuant to the Certificate of Designations, to require us to redeem any or all shares of Series C Preferred Stock purchased under the Purchase Agreement upon our failure to cause the Conversion Shares Registration Statement (as defined in the Certificate of Designations) to be declared effective by the SEC on or prior to January 23, 2008; provided further, that if the Conversion Shares Registration Statement is not declared effective by the SEC on or prior to April 16, 2008, each Investor shall have the right to require redemption as provided under the Certificate of Designations. Upon certain Triggering Events, each holder of Series C Preferred Stock shall have the right, exercisable at the sole option of such holder, to require us to redeem each share of Series C Preferred Stock for shares of common stock equal to the number of shares of common stock equal to the Triggering Redemption Amount divided by 85% of the average of the VWAP for the 10 consecutive trading days immediately prior to the date of the redemption. If at any time the Securities and Exchange Commission, our auditors, American Stock Exchange (or similar trading exchange) or any other governmental or regulatory authority having jurisdiction over us determines that a Triggering Event for which a holder shall be entitled to a cash redemption constitutes a condition for redemption which is not solely within our control (as set forth in Item 28 of Rule 5-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended), or that as a result of any such Triggering Event, the Series C Preferred Stock shall not be included in our balance sheet under the heading "stockholder equity," then the holders of Series C Preferred Stock shall not be entitled to receive a cash payment, but instead shall be entitled to receive shares of common stock.

         We may redeem all of the Series C Preferred Stock outstanding, at any time after April 24, 2009, for a redemption price, payable in cash, for each share of Series C Preferred Stock equal to the sum of (i) 150% of the stated value; (ii) accrued but unpaid dividends thereon; and (iii) all liquidated damages and other amounts due in respect of the Series C Preferred Stock.

LIMITATION ON SECURITIES INCLUDED HEREIN

         Prior to the July Private Placement, we consummated an offering of such securities which closed on April 24, 2007 (the "APRIL PRIVATE PLACEMENT"). The resale of shares of common stock issuable upon the conversion of, or otherwise pursuant to, the shares of Series C Preferred Stock sold in the April Private Placement, and the shares of common stock issuable upon the exercise of the Warrants sold in the April Private Placement, was registered by us in a registration statement under the Securities Act (Registration No. 333-143246), declared effective by the SEC on July 10, 2007 (the "PRIOR REGISTRATION"). The registration statement of which this prospectus forms a part registers the resale of shares of common stock attributable to purchasers in the July Private Placement who were not, and the affiliates of which were not, included in the Prior Registration. We refer to the purchasers in the July Private Placement so excluded from the registration statement of which this prospectus forms a part as the "EXCLUDED PURCHASERS."

PROCEEDS OF THE PRIVATE PLACEMENT

         Our net proceeds from the July Private Placement were $4,632,000, after the payment of $368,000 in placement agent fees and related expenses. Assuming the exercise in full of the Warrants, the aggregate net proceeds of the July Private Placement would be $6,765,597.

         Based upon a closing market price of $2.69 per share of common stock on the American Stock Exchange on July 17, 2007, the aggregate dollar value of the securities that we have registered for resale in the registration statement of which this prospectus forms a part is $4,185,142.35, or $11,352,128.18 if we include the Excluded Purchasers.

POTENTIAL PAYMENTS REQUIRED DURING INITIAL YEAR

         Set forth below is disclosure of the dollar amount of each payment (including the value of any payments to be made in common stock) in connection with the July Private Placement that we have made or may be required to make to any Selling Stockholder, any affiliate of a Selling Stockholder, or any person with whom any Selling Stockholder has a contractual relationship regarding the July Private Placement (including any interest payments, liquidated damages, payments made to "finders" or "placement agents," and any other payments or potential payments). We have excluded from the table below any shares of common stock to be issued upon the conversion of the Series C Preferred Stock.

         The total possible payments to the Selling Stockholders, and their affiliates, in the first year following the closing of the July Private Placement is $430,560, equaling the total value, assuming all cash payments, of dividends payable on the Series C Preferred Stock purchased in the July Private Placement, plus maximum partial liquidated damages for which we may potentially be liable, as described more fully below.

                                             SERIES C PREFERRED             POTENTIAL PARTIAL
                                             STOCK DIVIDENDS                LIQUIDATED
  SELLING STOCKHOLDER                        PAYABLE IN FIRST YEAR(2)       DAMAGES(3)               TOTAL
  -------------------                        ------------------------       --------                 -----
  Consonance Capital Master Account L.P.     $69,760                        $130,800(4)              $200,560

  Midsummer Investment, Ltd.                 $80,000                        $150,000(5)              $230,000

  TOTAL                                      $149,760                       $280,800                 $430,560
  -----

-----------

(1) Listed below are payments that we may potentially be required to make to a Selling Stockholder, pursuant to the Certificate of Designations, the Purchase Agreement, and the Registration Rights Agreement, but that cannot properly be valued currently as a result of the contingent nature of the payments and/or the need for future information which cannot be ascertained currently:

         - LIQUIDATION PAYMENTS: Selling Stockholders may be entitled to liquidation payments, pursuant to the Certificate of Designations, however these payments cannot be valued unless and until the occurrence of an applicable dissolution or winding-up;

         - PARTIAL LIQUIDATED DAMAGES: Selling Stockholders may be entitled to partial liquidated damages, pursuant to the Certificate of Designations, however, these payments cannot be valued because valuation is contingent on our failure, in the future, to properly issue and deliver shares of common stock upon conversion of Series C Preferred Stock;

         - COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY DELIVER CERTIFICATES UPON CONVERSION: Selling Stockholders may be entitled to partial liquidated damages, pursuant to the Certificate of Designations, however, these payments cannot be valued because valuation is contingent on our failure, upon a conversion by a Selling
              Stockholder, to deliver on a timely basis the certificate(s) evidencing the shares the Selling Stockholder is entitled to receive upon conversion;

         - INDEMNIFICATION OF THE SELLING STOCKHOLDERS: Selling Stockholders may benefit from indemnification by us in certain situations, as provided in the Registration Rights Agreement.

         Excluded from the table, above, are redemptions of shares of Series C Preferred Stock. For a discussion of both forced and optional redemptions, please see "Description of the Private Placement," above, under "Supplemental Information Regarding the July Private Placement and the Selling Stockholders."

(2) For purposes of this table, we disclosed the value of dividends payable to the Selling Stockholders on the Series C Preferred Stock purchased in the July Private Placement (the "SERIES C DIVIDENDS") for the first full year following the date of sale, assuming cash payment. This amount was calculated by multiplying the aggregate stated value of the shares of Series C Preferred Stock held by the Selling Stockholders by 8%, the rate at which the dividends accrue during the one-year period, in accordance with the Certificate of Designations. Series C Dividends that we fail to pay, whether in cash or shares of common stock, within the time period prescribed in the Certificate of Designations, continue to accrue and entail a late fee, which must be paid in cash, at the rate of 18% per annum or lesser rate permitted by law, accruing daily until and including the date of payment.

(3) The data provided in this table represents the maximum possible liquidated damages payable to the Selling Stockholders under the Registration Rights Agreement, as described below. Pursuant to the Registration Rights
    Agreement, upon the occurrence of certain events, we may be liable for partial liquidated damages, with certain limitations, payable in cash to the Selling Stockholders. On each date on which an applicable event occurs and on each anniversary of such date (if such event has not been cured) until cured, we must pay to each Selling Stockholder 1.5% of the aggregate purchase price paid by each Selling Stockholder pursuant to the Purchase Agreement for any unregistered Registrable Security, as defined thereunder, then held (calculated as if all convertible securities had been fully converted). Our liability for liquidated damages is limited, however, to 1.5% of the aggregate subscription amount of a Selling Stockholder in any 30-day period, and the maximum aggregate liquidated damages payable to a Selling Stockholder is 15% of the aggregate subscription amount paid by such Selling Stockholder under the Purchase Agreement. We are not liable for the payment of partial liquidated damages on Warrants or Warrant Shares.

(4) Represents maximum partial liquidated damages payable based on 872 shares of Series C Preferred Stock.

(5) Represents maximum partial liquidated damages payable based on 1,000 shares of Series C Preferred Stock.

POTENTIAL PROFIT

         JULY PRIVATE PLACEMENT - TOTAL POSSIBLE PROFIT AND SHARES; COMBINED MARKET PRICE OF UNDERLYING SECURITIES; DISCOUNT

         Set forth below is disclosure of the following:

              o the total possible profit the Selling Stockholders could realize as a result of the conversion discount for the securities underlying the Series C Preferred Stock and Warrants;

              o the total possible shares underlying the Series C Preferred Stock and Warrants (assuming no cash dividend payments, complete conversion of the shares of preferred stock and complete exercise of the warrants) of the Selling Stockholders;

              o the combined market price of the total number of shares underlying the Series C Preferred Stock and Warrants of the Selling Stockholders, calculated by using the market price per share on the date of the sale of the Series C Preferred and Warrants and the total possible shares underlying the Series C Preferred Stock and Warrants;

              o the total possible shares the Selling Stockholders may receive and the combined conversion price of the total number of shares underlying the Series C Preferred Stock and Warrants of the Selling Stockholders calculated by using the conversion/exercise price on the date of the sale of the Series C Preferred Stock and Warrants and the total possible number of shares the Selling Stockholders may receive; and

              o the total possible discount to the market price as of the date of the sale of the Series C Preferred Stock and Warrants, calculated by subtracting the total conversion/exercise price on the date of the sale of the Series C Preferred Stock and Warrants from the combined market price of the total number of shares underlying the Series C Preferred Stock and Warrants on that date.

                                                                                                         COMBINED
                                                                                                         CONVERSION &
                                                             COMBINED                                    EXERCISE
                                             SHARES OF       MARKET PRICE   CONVERSION                   PRICE
               SHARES OF                     COMMON STOCK    OF SHARES      PRICE OF                     OF SHARES       TOTAL
               COMMON STOCK     SHARES OF    UNDERLYING      UNDERLYING     SHARES          EXERCISE     UNDERLYING      POSSIBLE
               UNDERLYING       COMMON       THE SERIES C    SERIES C       UNDERLYING      PRICE OF     SERIES C        DISCOUNT
               THE SERIES C     STOCK        PREFERRED       PREFERRED      SERIES C        SHARES       PREFERRED       TO THE
SELLING        PREFERRED        UNDERLYING   STOCK &         STOCK &        PREFERRED       UNDERLYING   STOCK &         MARKET
STOCKHOLDER    STOCK            WARRANTS     WARRANTS        WARRANTS(1)    STOCK(2)        WARRANTS(3)  WARRANTS        PRICE
-----------    ------------     ----------   --------        ----------     -----------     -----------  ----------      --------

Consonance
Capital
Master
Account L.P.   375,862          112,758      488,620          $1,314,387.80  $871,999.84    $338,274.00  $1,210,273.84   $104,113.96

Midsummer
Investment,
Ltd.           431,034          129,310      560,344          $1,507,325.36  $999,998.88    $387,930.00   $1,387,928.88  $119.396.48


TOTAL          806,896          242,068      1,048,964        $2,821,713.16  $1,871,998.72  $726,204     $2,598,202.72   $223,510.44
-----




--------------

(1) Using a market price of $2.69 per share, the closing price per share of common stock listed on the American Stock Exchange, as of July 17, 2007.

(2) Using a conversion price of $2.32 per share, pursuant to the Certificate of Designations.

(3) Using a Warrant exercise price of $3.00 per share, pursuant to the Purchase Agreement.

         ALL OFFERINGS - TOTAL POSSIBLE PROFIT AND SHARES; COMBINED MARKET PRICE OF UNDERLYING SECURITIES; DISCOUNT

         Set forth in the below table(1) is disclosure of the following:

o the total possible profit to be realized by the Selling Stockholders as a result of any conversion discounts for securities underlying any warrants, options, notes, or other securities of ours that are held by the Selling Stockholders or any of their affiliates;

o the total possible shares to be received by the Selling Stockholders under the particular securities (assuming complete conversion/exercise);

o the combined market price of the total number of underlying shares, calculated by using the market price per share on the date of the sale of that other security and the total possible shares to be received;

o the total possible shares to be received and the combined conversion price of the total number of shares underlying that security calculated by using the conversion price on the date of the sale of that other security and the total possible number of underlying shares; and

o the total possible discount to the market price as of the date of the sale of that security, calculated by subtracting the total conversion/exercise price on the date of the sale of that other security from the combined market price of the total number of underlying shares on that date.

                                                                           COMBINED       COMBINED
                                                                           CONVERSION &   CONVERSION     TOTAL          TOTAL
                 SHARES OF                                 MARKET          EXERCISE       & EXERCISE     POSSIBLE       POSSIBLE
                 COMMON       MARKET PRICE   SHARES OF     PRICE OF        PRICE OF       PRICE OF       DISCOUNT TO    DISCOUNT TO
                 STOCK        OF SHARES      COMMON STOCK  SHARES          SHARES         SHARES         THE MARKET     THE MARKET
                 UNDERLYING   UNDERLYING     UNDERLYING    UNDERLYING      UNDERLYING     UNDERLYING     PRICE OF THE   PRICE OF THE
                 SERIES B     SERIES B       SERIES C      SERIES C        SERIES B       SERIES C       SERIES B       SERIES C
                 PREFERRED    PREFERRED      PREFERRED     PREFERRED       PREFERRED      PREFERRED      PREFERRED      PREFERRED
                 STOCK &      STOCK &        STOCK &       STOCK &         STOCK &        STOCK &        STOCK AND      STOCK AND
SELLING          SERIES B     SERIES B       SERIES C      SERIES C        SERIES B       SERIES C       SERIES B       SERIES C
STOCKHOLDER      WARRANTS     WARRANTS       WARRANTS      WARRANTS        WARRANTS(2)    WARRANTS(3)    WARRANTS       WARRANTS
-----------      --------     --------       --------      --------        --------       --------       --------       --------

Consonance
Capital Master
Account L.P.     -            -              488,620       $1,314,387.80   -              $1,210,273.84  -              $104,113.96

Midsummer
Investment,
Ltd.             1,884,000(4) $4,239,000     560,344       $1,507,325.36   $4,710,000     $1,387,928.88  ($471,000)     $119,396.48


TOTAL            1,884,000    $4,239,000     1,048,964     $2,821,713.16   $4,710,000     $2,598,202.72  ($471,000)     $223,510.44
-----

--------

(1) March 15, 2006 is the date of sale for the Series B Preferred Stock. For purposes of the calculations in this table, we used the following prices, as of the date of sale of the Series B Preferred Stock: (a) $2.25, the closing price per share of our common stock, as listed on Yahoo! Finance; (b) $2.25, the conversion price per share of the Series B Preferred Stock, as provided in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, dated as of March 15, 2006 (the "SERIES B CERTIFICATE OF DESIGNATIONS"); (c) $2.75, the exercise price per share of the first class of warrants (the "FIRST CLASS SERIES B WARRANTS") issued in connection with the Series B Preferred Stock, as provided in the Securities Purchase Agreement, dated as of March 15, 2006 (the "SERIES B PURCHASE AGREEMENT"); and (d) $3.25, the price per share of the second class of warrants (the "SECOND CLASS SERIES B WARRANTS") issued in connection with the Series B Preferred Stock, as provided in the Series B Purchase Agreement. July 17, 2007 is the date of sale of the Series C Preferred Stock listed in this table, and the prices we used to determine the figures in this table can be found in the immediately preceding table and its accompanying footnotes.

(2) Calculated by taking the sum of (a) the number of shares of common stock underlying the Series B Preferred Stock multiplied by the conversion price per share, (b) the number of shares of common stock underlying the First Class Series B Warrants multiplied by the exercise price per share, and (c) the number of shares of common stock underlying the Second Class Series B Warrants multiplied by the exercise price per share.

(3) Calculated by taking the sum of (a) the number of shares of common stock underlying the Series C Preferred Stock multiplied by the conversion price per share, and (b) the number of shares of common stock underlying the Warrants issued in connection with the Series C Preferred Stock multiplied by the exercise price per share.

(4) Representing 1,256,000 shares of common stock underlying Series B Preferred Stock, 314,000 shares of common stock underlying First Class Series B Warrants, and 314,000 shares of common stock underlying Second Class Series B Warrants.

ADJUSTMENTS TO CONVERSION PRICE AND EXERCISE PRICE

         SERIES C PREFERRED STOCK

         Set forth below is a description of provisions set forth in the Certificate of Designations that could result in a change in the conversion price per share upon the occurrence of certain events.

TRIGGERING EVENT (AS
EACH IS DEFINED UNDER
THE CERTIFICATE OF
DESIGNATIONS)                 RESULTING ADJUSTMENT IN THE CONVERSION PRICE
---------------------         --------------------------------------------

"Stock Dividends and       The Conversion Price is multiplied by a fraction, the
Stock Splits"              numerator  being the number of shares of common stock
                           (excluding Treasury Shares) outstanding immediately before, and the denominator the number outstanding immediately after, such event.

"Subsequent Equity         The Conversion Price is multiplied by a fraction, the
Sales,"at an effective     numerator  being the number of shares of common stock
price lower than           issued  and  outstanding  immediately  prior  to  the
the then applicable        Dilutive Issuance plus the number of shares of common
conversion price(1)        stock  which the  offering  price  for such  Dilutive
                           Issuance  would  purchase  at  the  then   applicable
                           Conversion Rate, and the denominator being the sum of
                           the  number  of shares of  common  stock  issued  and
                           outstanding   immediately   prior  to  the   Dilutive
                           Issuance  and the  number  of  shares  so  issued  or
                           issuable   in    connection    with   the    Dilutive
                           Issuance.(2)

"Subsequent Rights         The Conversion Price is multiplied by a fraction, the
Offerings"(3)              numerator  being the number of shares of common stock
                           outstanding on the date of issuance of such rights or
                           warrants   plus  the  number  of  shares   which  the
                           aggregate offering price of the total number of shares so offered would purchase at such VWAP, and the denominator being the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of common stock offered for subscription or purchase.(4)

"Pro Rata                  The  Conversion  Price,  in each such case, in effect
Distributions"             immediately  prior  to  the  record  date  fixed  for
                           determination  of  stockholders  entitled  to receive
                           such  distribution  is multiplied by a fraction,  the
                           numerator  being such VWAP less the then fair  market
                           value,  on such record  date,  of the portion of such
                           assets,   evidence  of   indebtedness  or  rights  or
                           warrants so distributed applicable to one outstanding share of the common stock as determined by the Board of Directors in good faith, and the denominator being the VWAP determined as of the record date described above.

"Fundamental               The Conversion Price is adjusted, for purposes of any
Transaction"               such   conversion,   to  apply   to  such   Alternate
                           Consideration   based  on  the  amount  of  Alternate
                           Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and we apportion the Conversion Price among the Alternate
                           Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.(5)

------------

(1) Excluding a reduction in the Exercise Price of the Warrants issued to the Selling Stockholders on the "Original Issue Date," as defined in the Certificate of Designations.

(2) In the event of an "Exempt Issuance," as defined in the Certificate of Designations, there is no adjustment of the Conversion Price despite circumstances that would otherwise merit an adjustment.

(3) We, while Series C Stock is outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the VWAP on the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

(4) Such adjustment becomes effective immediately after the described record date. If any such rights, options, or warrants expire without being exercised, the Conversion Price as adjusted upon the issuance of the same shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that only additional shares of common stock so issued were the additional shares of common stock, if any, actually issued or sold on the exercise of such rights, options, or warrants and such additional shares of common stock if any, were issued or sold for the consideration actually received by us upon such exercise, plus the consideration, if any, actually received by us for the granting of all such rights, options, or warrants, whether or not exercised, except that such readjustment does not apply to prior conversions of the Series C Preferred Stock.

(5) If the holders of shares of common stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the holders of Series C Preferred Stock are to be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series C Preferred Stock following such Fundamental Transaction.

         WARRANTS

         Set forth below is a description of provisions set forth in the Warrant that could result in a change in the exercise price per share upon the occurrence of certain events.

TRIGGERING EVENT (AS
EACH IS DEFINED UNDER
THE TERMS OF THE
WARRANT)                   RESULTING ADJUSTMENT IN THE WARRANT EXERCISE PRICE
---------------------      --------------------------------------------------


"Stock Dividends and       The Exercise  Price is multiplied by a fraction,  the
Splits"                    numerator  being the number of shares of common stock
                           (excluding Treasury Shares) outstanding immediately before, and the denominator the number outstanding immediately after, such event.

"Subsequent Equity         The Exercise  Price is multiplied by a fraction,  the
Sales," at an effective    numerator  being the number of shares of common stock
price lower than the       issued  and  outstanding  immediately  prior  to  the
then applicable            Dilutive Issuance plus the number of shares of common
Conversion Price           stock  which the  offering  price  for such  Dilutive
                           Issuance would purchase at the then applicable Conversion Price, and the denominator being the sum of the number of shares of common stock issued and outstanding immediately prior to the Dilutive Issuance and the number of shares so issued or issuable in connection with the Dilutive Issuance and the number of Warrant Shares issuable under the Form of Warrant, are to be increased such that the aggregate Exercise Price payable under the Form of Warrant, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate
                           Exercise Price prior to such adjustment.(1)

"Subsequent Rights         The Exercise  Price is multiplied by a fraction,  the
Offerings"(2)              numerator  being the number of shares of common stock
                           outstanding on the date of issuance of such rights or
                           warrants   plus  the  number  of  shares   which  the
                           aggregate offering price of the total number of shares so offered would purchase at such VWAP, and the denominator being the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of common stock offered for subscription or purchase.(3)

"Pro Rata Distributions"   The  Exercise  Price,  in each such  case,  in effect
                           immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution is multiplied by a fraction, the numerator being such VWAP less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the common stock as determined by the Board of Directors in good faith, and the denominator being the VWAP determined as of the record date described above.

"Fundamental               The Exercise  Price is adjusted,  for purposes of any
Transactions"              such exercise by the Warrant holder, to apply to such
                           Alternate   Consideration  based  on  the  amount  of
                           Alternate  Consideration  issuable  in respect of one
                           share   of   common   stock   in   such   Fundamental
                           Transaction, and we apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.(4)

--------------

(1) Such adjustments are made whenever such shares of common stock or common stock Equivalents are issued. However, under no circumstance will such adjustments be made, paid or issued with respect to an Exempt Issuance.

(2) We, while Warrants are outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the VWAP on the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

(3) Such adjustment becomes effective immediately after the described record date. If any such rights, options, or warrants expire without being exercised, the Conversion Price as adjusted upon the issuance of the same shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that only additional shares of common stock, if any, actually issued or sold on the exercise of such rights, options, or warrants and such additional shares of common stock, if any, were issued or sold for the consideration actually received by us upon such exercise, plus the consideration, if any, actually received by us for the granting of all such rights, options, or warrants, whether or not exercised, except that such readjustment does not apply to prior exercises of the Warrant.

(4) If the holders of shares of common stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the holders of Warrants are to be given the same choice as to the Alternate Consideration it receives upon any exercise of a Warrant following such Fundamental Transaction.


ANALYSIS OF PAYMENTS IN RELATION TO NET OFFERING PROCEEDS AND COMBINED TOTAL PROFITS

         Set forth below is disclosure of the following:

         o    the  gross  proceeds  paid or  payable  to us in the July  Private
              Placement;

         o all payments that have been made or that may be required to be made by us to the Selling Stockholders;

         o    the resulting net proceeds to us;

         o the combined total possible profit to be realized by the Selling Stockholders and the Excluded Purchasers as a result of any conversion discounts regarding the securities underlying the Series C Preferred Stock and the Warrants and any other warrants, options, notes, or other securities of ours that are held by the Selling Stockholders or any affiliates of the Selling Stockholders; and

         o the percentage of the total amount of all possible payments by us and the total possible discount to the market price of the shares underlying the Series C Preferred Stock and Warrants divided by the net proceeds to us from the sale of the Series C Preferred Stock and the Warrants, as well as the amounts of that resulting percentage averaged over the term of the warrants.

                                                                COMBINED TOTAL
                                                                POSSIBLE PROFIT
                                                                REALIZABLE FROM
                                                                CONVERSION                            POTENTIAL PAYMENTS
                                                                DISCOUNTS IN      PAYMENTS OR         TO BE MADE BY US
                                                                CONNECTION WITH   POTENTIAL           PLUS COMBINED TOTAL
                                                                THE JULY          PAYMENTS TO BE      POSSIBLE PROFIT
                                                                PRIVATE           MADE BY US PLUS     REALIZABLE FROM
                                                                PLACEMENT AND     COMBINED TOTAL      CONVERSION
                                                                ANY OTHER         POSSIBLE PROFIT     DISCOUNTS DIVIDED
                                                                SECURITIES OF     REALIZABLE FROM     BY OUR NET
                                PAYMENTS OR                     OURS HELD BY      CONVERSION          PROCEEDS(%)
                                POTENTIAL                       THE SELLING       DISCOUNTS DIVIDED   AVERAGED OVER
                  GROSS         PAYMENTS TO BE                  STOCKHOLDERS OR   BY OUR  NET         5-YEAR TERM OF
                  PROCEEDS      MADE BY  US      NET PROCEEDS   THEIR AFFILIATES  PROCEEDS(%)         WARRANTS
                  --------      --------------   ------------   ----------------  -----------------   ------------------

SELLING
STOCKHOLDERS      $2,598,204(1) $(430,560)(2)    $2,167,644     $(247,489.56)     (31.28)%            (6.26)%

EXCLUDED
PURCHASERS        $4,535,393(3) $(719,440)(4)    $3,815,953     $(540,493.18)(5)  (33.02)%            (6.6)%

PLACEMENT AGENT   $0            $(368,000)       $(368,000)     N/A               N/A                 N/A

TOTAL             $7,133,597    $(1,518,000)     $5,615,597     $(787,982.74)     (41.06)%            (8.21)%
-----

--------------

(1) Representing the proceeds payable to us by the Selling Stockholders in connection with the July Private Placement assuming the exercise in full of the Warrants held by the Selling Stockholders.

(2) Representing dividends payable to the Selling Stockholders on the Series C Preferred Stock purchased in the July Private Placement during the first year following sale, plus potential partial liquidated damages payable to the Selling Stockholders.

(3) Representing proceeds payable to us by the Excluded Purchasers in connection with the July Private Placement assuming the exercise in full of the Warrants acquired by the Excluded Purchasers.

(4) Representing dividends payable to the Excluded Purchasers on the Series C Preferred Stock purchased in the July Private Placement during the first year following sale, plus potential partial liquidated damages payable to the Excluded Purchasers based on the Series C Preferred Stock purchased in the July Private Placement.

(5) Representing the total discount to the market price realized by the Excluded Purchasers in the July Private Placement plus the total discount to the market price realized by the Excluded Purchasers in the April Private Placement; this calculation does not include warrants issued to any Excluded Purchasers or their affiliates for placement agent services in connection with the Series B Preferred Stock private placement transaction that closed on March 15, 2006 (the "SERIES B PRIVATE PLACEMENT"). Based on information provided to us by or on behalf of the Excluded Purchasers, none of the Excluded Purchasers or their affiliates purchased shares of our Series B Preferred Stock in the Series B Private Placement.

SECURITIES OUTSTANDING PRIOR TO OFFERINGS

         In connection with the Series B Private Placement, Midsummer Investment, Ltd. purchased from us 2,826 shares of Series B Preferred Stock, convertible into 1,256,000 shares of common stock, at a conversion rate of 1 share of Series B Preferred Stock for 444.4444 shares of common stock. We issued a total of 10,000 shares of Series B Preferred Stock in connection with the Series B Private Placement. Immediately prior to the Series B Private Placement, no shares of Series B Preferred Stock were outstanding and 19,090,159 shares of common stock were outstanding. The closing market price per share of our common stock on the date of closing of the Series B Private Placement, as listed on Yahoo! Finance, was $2.15. The closing market price per share of the common stock as of December 17, 2007, as listed on Yahoo! Finance, was $1.75.

         There were no other prior securities transactions between us (or any of our predecessors) and the Selling Stockholders (or any affiliates of the Selling Stockholders, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons)).

SHARES REGISTERED ON BEHALF OF THE SELLING STOCKHOLDERS; SALES; PRIOR HOLDINGS

         Set forth below in tabular form is an analysis of the following:

         o the number of shares of common stock outstanding prior to the July Private Placement that are held by persons other than the Selling Stockholders, our affiliates, and affiliates of the Selling Stockholders;

         o the number of shares of common stock registered for resale by the Selling Stockholders or affiliates of the Selling Stockholders in prior registration statements;

         o the number of shares of common stock registered for resale by the Selling Stockholders or affiliates of the Selling Stockholders that continue to be held by the Selling Stockholders or affiliates of the Selling Stockholders;

         o the number of shares of common stock that have been sold in registered resale transactions by the Selling Stockholders or affiliates of the Selling Stockholders; and

         o the number of shares of common stock registered for resale on behalf of the Selling Stockholders or affiliates of the Selling Stockholders in the current transaction.

         For purposes of this table, the calculation of the number of outstanding shares of common stock does not include any securities underlying any outstanding convertible securities, options, or warrants.

                                       SHARES OF
                      SHARES OF        COMMON STOCK
                      COMMON STOCK     REGISTERED FOR
                      REGISTERED FOR   RESALE BY
                      RESALE BY        SELLING                                                 SHARES OF COMMON
                      SELLING          STOCKHOLDERS      PREVIOUSLY                            STOCK OUTSTANDING
                      STOCKHOLDERS     THAT CONTINUE     REGISTERED                            PRIOR TO THE JULY
                      OR AFFILIATES    TO BE HELD BY     SHARES SOLD IN                        PRIVATE PLACEMENT(2)
                      OF SELLING       THE SELLING       REGISTERED                            HELD BY PERSONS
                      STOCKHOLDERS     STOCKHOLDERS OR   RESALE           SHARES OF COMMON     OTHER THAN THE
                      IN PRIOR         AFFILIATES OF     TRANSACTIONS     STOCK REGISTERED     SELLING STOCKHOLDERS
SELLING               REGISTRATION     SELLING           BY SELLING       FOR RESALE IN        (OR THEIR AFFILIATES)
STOCKHOLDER(1)        STATEMENTS       STOCKHOLDERS      STOCKHOLDERS     CURRENT TRANSACTION  OR OUR AFFILIATES
--------------        --------------   ----------------  --------------   -------------------  ---------------------

Consonance Capital
Master Account L.P.   0                0                 0                724,717              --

Midsummer
Investment, Ltd.      2,690,484        2,690,484         0                831,098              --

TOTAL                 2,690,484        2,690,484         0                1,555,815            17,903,959
-----

----------

(1) For purposes of this table, the term "Selling Stockholder" includes affiliates of the Selling Stockholders.

(2) There were a total of 21,299,667 shares of our common stock outstanding on July 17, 2007, just prior to the closing of the July Private Placement.


FINANCIAL ABILITY TO MAKE PAYMENTS AND DIVIDENDS

         We intend to make, and have reasonable basis to believe that we have the financial ability to make, all payments and dividends on the overlying securities.

SHORT SALES BY SELLING STOCKHOLDERS

         The following statements are based on information provided to us by, or on behalf of, the Selling Stockholders.

         Midsummer Investment, Ltd. in the ordinary course of its business may inter into short sales. However, no such short sales are entered into by Midsummer Investment, Ltd. while in possession of any material, nonpublic information. Midsummer Investment, Ltd. acknowledges the position of the Staff of the SEC set forth in Item A.65 of the SEC Telephone Interpretations Manual.

RELATIONSHIPS BETWEEN US AND THE SELLING STOCKHOLDERS

         No Selling Stockholder has had, within the past three years, any position, office, or material relationship or arrangements with us or any of our predecessors or affiliates, except as provided in this prospectus, and all such arrangements between or among us, or any of our predecessors or affiliates, and any of the Selling Stockholders are included as exhibits to the registration statement of which this prospectus forms a part.

         So long as Midsummer Investment Ltd. and Bushido Capital Master Fund, LP (collectively, the "PRINCIPAL SERIES B INVESTORS") continue to hold at least 25% of our then outstanding shares of the Series B Preferred Stock, in the event that we intend to take an action, pursuant to certain sections of the Series B Certificate of Designations, as amended, which would require the affirmative vote or written consent of the holders of at least 70% of the then outstanding shares of the Series B Preferred Stock or Series C Preferred Stock, then we shall not take such action unless both Principal Series B Investors vote in favor of, or consent to, such action.

DETERMINATION OF TO BE SHARES REGISTERED

         We determined the number of shares of common stock that we seek to register for resale in the registration statement, of which this prospectus forms a part, by taking the sum of the following:

         o the number of shares of common stock underlying the Series C Preferred Stock purchased by the Selling Stockholders in the July Private Placement;

         o the number of shares of common stock underlying the Warrants issued in the July Private Placement; and

         o the aggregate number of shares of common stock issuable in satisfaction of dividend obligations on the shares of Series C Preferred Stock purchased by the Selling Stockholders in the July Private Placement (the "DIVIDEND SHARES").

In deciding the number of Dividend Shares to register, we first determined that, pursuant to the Certificate of Designations, the VWAP portion of the dividend formula at such time amounted to 2.185. Accordingly, we calculated the number of Dividend Shares to register with respect to each Selling Stockholder by taking the sum of:

         o for the initial partial year, commencing on July 17, 2007, and ending April 24, 2008, 0.77 times the product of the aggregated stated value of the shares of Series C Preferred Stock purchased and a fraction, of which the numerator is .08, the rate at which dividends accrue during that period, and the denominator is 2.185, rounding down to the nearest number;

         o for the subsequent full year, the product of the aggregated stated value of the shares of Series C Preferred Stock purchased and a fraction, of which the numerator is .08, the rate at which dividends accrue during that period, and the denominator is 2.185, rounding down to the nearest number; and

         o for the subsequent three full years, three times the product of the aggregated stated value of the shares of Series C Preferred Stock purchased and a fraction, of which the numerator is .15, the rate at which dividends accrue during that period, and the denominator is 2.185, rounding down to the nearest number.

                              PLAN OF DISTRIBUTION

OFFER AND SALE OF SHARES

         Each Selling Stockholder has or its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing or  settlement of options or other hedging
                  transactions,   whether   through  an  options   exchange   or
                  otherwise;

         o        a combination of any such methods of sale; or

         o        any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         The Selling Stockholders and any broker-dealers or agents involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be sold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling
Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).


                                  LEGAL MATTERS

         Reitler Brown & Rosenblatt LLC, New York, New York, as our counsel will pass upon whether the shares of common stock which are being registered under the Securities Act of 1933, as amended, by the registration statement of which this prospectus is a part are fully paid, nonassessable and validly issued.


                                     EXPERTS

         Miller, Ellin & Company, LLP, independent certified public accountants, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2007 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Miller Ellin's report, given on their authority as experts in accounting and auditing.


                           INCORPORATION BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this registration statement is considered to be part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those filed by us prior to the termination of the offering) we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act:

         a. our annual report on Form 10-K for the year ended March 31, 2007, filed with the Commission on June 28, 2007;

         b. our quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on August 10, 2007;

         c. our current report on Form 8-K dated July 23, 2007, filed with the Commission on July 23, 2007;


         d. the description of our capital stock which is contained in our registration statement on Form 8-A filed on February 16, 2000 including any subsequent amendments and reports filed for the purpose of updating that description;

         e. our quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 14, 2007;

         f. our current report on Form 8-K dated October 24, 2007, filed with the Commission on October 24, 2007;

         g. our current report on Form 8-K dated November 13, 2007, filed with the Commission on November 13, 2007.


         You may request a copy of these filings, at no cost, by written or oral request to us at the following address:

                                Mark I. Gittelman
                               Corporate Secretary
                           Elite Pharmaceuticals, Inc.
                                165 Ludlow Avenue
                           Northvale, New Jersey 07647
                                 (201) 750-2646

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offering of the shares of our common stock by the Selling Stockholders. If information or representations other than those contained in this prospectus are given or made, you must not rely on it as if we authorized it. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in our affairs since such date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which such offer or solicitation is not permitted, or to anyone whom it is unlawful to make such offer or solicitation. The information in this prospectus is not complete and may be changed.

                                1,888,251 SHARES




                          ELITE PHARMACEUTICALS, INC.






                                  COMMON STOCK


                          ----------------------------

                                   PROSPECTUS
                              [____________], 2008

                          ----------------------------


     Until [__________], 2008, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a statement of the estimated expenses incurred by us in connection with the distribution of the securities registered under this registration statement:


                                     AMOUNT
                                  TO BE PAID *
                                   ----------

                SEC Registration Fee ........... $   282.44
                Legal Fees and Expenses ........ $10,000.00*
                Accounting Fees and Expenses ... $ 1,000.00*
                Printing Expenses .............. $ 2,000.00*
                Miscellaneous .................. $ 2,000.00*
                                                 ----------

                Total .......................... $15,282.44*
        *  Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), our Certificate of Incorporation, as amended, contains a provision providing that the personal liability of a director is eliminated to the fullest extent provided by the DGCL. The effect of this provision is that none of our directors is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends as provided in Section 174 of the DGCL and (iv) any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to us or our stockholders for breach of duty of care. The Certificate of Incorporation, as amended, also provides that if the Delaware Law is amended to eliminate or limit further the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action.

         Section 145 of the DGCL contains provisions permitting and, in some situations, requiring Delaware corporations, such as us, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. Our Certificate of Incorporation, as amended, and by-laws contain such a provision requiring that we indemnify our directors and officers to the fullest extent permitted by law, as the law may be amended from time to time.

         In our registration rights agreement with each of the Selling Stockholders, we have agreed to indemnify the purchaser against damages or losses and expenses arising from any losses or expenses incurred in connection with a loss or alleged loss arising from a material misstatement in or a material omission from the registration statement or any violation of the Securities Act except for a material misstatement or omission based on written information provided to us by the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, it has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

4.1      Form of Common Stock certificate,  incorporated by reference to Exhibit
         4.1 to the Registration Statement on Form SB-2, Registration No. 333-90633, made effective on February 28, 2000.

5.1      Opinion of Reitler Brown & Rosenblatt LLC.

10.1 Form of Securities Purchase Agreement between the Registrant and purchasers listed as signatories thereto, incorporated by reference to
         Exhibit 10.1 to the Current Report on Form 8-K dated July 23, 2007 and filed with the Commission on July 23, 2007.

10.2 Form of Registration Rights Agreement between the Registrant and purchasers listed as signatories thereto, incorporated by reference to
         Exhibit 10.2 to the Current Report on Form 8-K dated July 23, 2007 and filed with the Commission on July 23, 2007.

10.3 Placement Agent Agreement between Oppenheimer & Co., Inc. and the Registrant, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated April 25, 2007 and filed with the Commission on April 25, 2007.

10.4     Form of Common Stock  Purchase  Warrant,  incorporated  by reference to
         Exhibit 4.2 to Elite's Current Report on Form 8-K dated April 25, 2007 and filed with the Commission on April 25, 2007.

10.5 Form of Common Stock Purchase Warrant issued to the Placement Agent, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K dated April 25, 2007 and filed with the Commission on April 25, 2007.

10.6 Form of Securities Purchase Agreement between the Registrant and purchasers listed as signatories thereto, incorporated by reference to
         Exhibit 10.1 to the Current Report on Form 8-K dated March 15, 2006 and filed with the Commission on March 16, 2006.

10.7 Form of Registration Rights Agreement between the Registrant and purchasers listed as signatories thereto, incorporated by reference to
         Exhibit 10.2 to the Current Report on Form 8-K dated March 15, 2006 and filed with the Commission on March 16, 2006.

10.8 Certificate of Designations, Preferences and Rights of Series B Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated March 15, 2006 and filed with the Commission on March 16, 2006.

23.1     Consent of Miller, Ellin & Company LLP.

23.2 Consent of Reitler Brown & Rosenblatt LLC (included in Exhibit 5.1 above).

24.1     Power of Attorney (included on Signature page).

---------------

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in amount of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED AGAINST THE REGISTRANT BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

         (c)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Northvale, State of New Jersey, on January 2, 2008.



                                    ELITE PHARMACEUTICALS, INC.

                                    /s/ Bernard Berk
                                    --------------------------------------------
                                    Bernard Berk
                                    President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Berk and Mark I. Gittelman as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Dated: January 2, 2008              /s/ Bernard Berk
                                    --------------------------------------------
                                    Bernard Berk
                                    Chief Executive Officer and
                                    Chairman of the Board of Directors

Dated: January 2, 2008                                   *
                                    --------------------------------------------
                                    Mark I. Gittelman
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Dated: January 2, 2008                                   *
                                    --------------------------------------------
                                    Barry Dash
                                    Director

Dated: January 2, 2008                                   *
                                    --------------------------------------------
                                    Veerappan Subramanian
                                    Director


Dated: January 2, 2008                                   *
                                    --------------------------------------------
                                    Robert J. Levenson
                                    Director

*By  /s/ Bernard Berk
   ---------------------
       Bernard Berk
     Attorney-in-Fact